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                                                                Exhibit 10.3(a)


                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.
                              EMPLOYMENT AGREEMENT
                              WITH WILLIAM KINGERY


         THIS AGREEMENT (the "Agreement") dated as of the 15th day of February, 1994, between WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC., a Delaware corporation (hereinafter referred to as the "Company"), and WILLIAM W. KINGERY, JR. (hereinafter referred to as "Kingery"):


                               W I T N E S E T H:


         WHEREAS, the Company has hired Kingery as Chief Executive Officer of the Company; and

         WHEREAS, the Company and Kingery desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Kingery effective as of the date hereof, and Kingery hereby accepts employment as Chief Executive Officer of the Company upon the terms and conditions hereinafter set forth. Kingery shall perform such duties and responsibilities for the Company which are commensurate with his capacity as may be assigned him by the Company's Board of Directors. In addition, the Company shall cause Kingery to be appointed a Director of the Company during the "Term" (as hereinafter defined). In connection with the duties to be performed pursuant to this Agreement, Kingery shall report directly to the Chairman of the Board of Directors of the Company. Incident to the performance of such duties, Kingery shall be provided by the Company with office space, facilities
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and secretarial assistance commensurate with his position.  Kingery shall be required to perform his duties at the principal offices of the Company located in Colorado.

         2. TERM. The initial term of Kingery's employment hereunder shall be for a period beginning on the date hereof and ending two (2) years from the date hereof. Unless either party shall give the other party at least sixty (60) days written notice prior to the expiration of any Term of his or its intention to terminate this Agreement, the term of this Agreement shall be extended for additional one year terms thereafter. For the purposes of this Agreement, "Term" shall mean the initial term and any applicable extended term.

         3.      COMPENSATION.

                 (a) Base Salary. The Company agrees to pay Kingery during the initial term a minimum annual base salary of $150,000. The salary shall be payable at intervals not less often than monthly and otherwise in accordance with the Company's policies. Such salary shall be reviewed annually by the Company's Board of Directors (or a duly constituted and empowered committee thereof) and may be increased (but in no event decreased) by such amount as it deems proper.

                 (b) Productivity Bonus. Kingery shall have the ability to earn a productivity bonus of up to fifty percent (50%) of Kingery's base salary. The percentage of bonus to be earned at various target levels and the growth and profitability targets to be achieved shall be mutually agreed to between Kingery and the Company's Board of Directors. The productivity bonus shall be subject to the following additional conditions:

                          (i) Kingery will be deemed to have earned the productivity bonus for any fiscal year of the Company if (a) the Company has met any of the target levels entitling Kingery to a bonus for such year, and (b) Kingery is in the active employ of the Company on the last day of such fiscal year;





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                          (ii)    During the first fiscal year of the Company
                                  which ends December 31, 1994, the
                                  productivity bonus otherwise payable shall be multiplied by the fraction 11/12.

                          (iii) any productivity bonus required to be paid hereunder shall be paid as soon as practical after the end of the fiscal year, but in no event later than 120 days after the end of such fiscal year.

                 (c) Stock Options. Kingery shall be granted non qualified stock options on the date hereof to purchase 360,000 shares of the Company's common stock which shall be conditioned upon Kingery's execution of an Option Agreement in the form attached to this Agreement as Exhibit A.

                 (d) Other Benefits. During the term of his employment, Kingery shall be entitled to participate in all other employee benefits, perquisites, vacation days, benefit plans or programs of the Company which were available generally to officers of the Company who are also employees of the Company in accordance with the terms of such plans, benefits or programs.

                 (e) Expenses. Kingery shall be reimbursed for his reasonable expenses related to and for promoting the business of the Company including expenses for entertainment, travel and similar items that arise out of Kingery's performance of Services under this Agreement, and any such expenses paid by Kingery from his own funds shall be promptly reimbursed to him by the Company in accordance with the policies and procedures of the Company in effect from time to time.





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         4.      INVESTIGATION OF ADDITIONAL BENEFITS.  In order to attract competent employees and to encourage productivity, the Company agrees to investigate stock based incentive plans or programs for its employees pursuant to which stock or equity based incentives of up to 10% of the outstanding shares of Company common stock may be reserved. Any such plan or program will be implemented at the discretion of the Company's Board of Directors and upon the approval of the Company's stockholders holding a majority of the outstanding common stock of the Company.


         5. EXTENT OF SERVICE. Kingery shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Kingery from (a) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Kingery in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are publicly traded; or (c) accepting appointments to the boards of directors of other companies provided that the Chairman of the Company approves of such appointments and Kingery's performance of his duties on such boards does not result in a violation of his covenants under Section 6 hereof. The Company expressly acknowledges and approves that Kingery currently serves on the board of directors of Castle Pines Metropolitan District, Castle Pines Homes Association and Sun Country Distributors, Inc.

         6. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. All payments and benefits to Kingery under the Agreement shall be subject to Kingery's compliance with the provisions of this Section 6.

                 (a) Confidential Information. Kingery acknowledges that in his employment he is or will be making use of, acquiring





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or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding the operations of the Company; and records and policy matters relating to finance, personnel, management, and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, Kingery agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

                 (b) Litigation Support. Kingery shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or affiliates is, or may become a party. Kingery's reasonable expenses (including travel and reasonable attorneys fees) incurred in complying with this covenant shall be promptly reimbursed.

                 (c) No Solicitation of Employees. Kingery agrees that during the Term of this Agreement and continuing for a period of two years after the termination of this Agreement, neither Kingery nor any person or enterprise controlled by Kingery will solicit for employment any person employed by the Company.

                 (d) Covenant Not to Compete. Kingery agrees that during the Term of this Agreement and for a period of two years after the termination of his employment with the Company, neither Kingery nor any person or enterprise controlled by Kingery will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which competes with the Company in any area in which the Company does business during such period; provided, however, that the





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foregoing shall not prohibit the ownership of less than 1% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-market.

                 (e) Remedies for Breach of Covenants. In the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in subsections 6(a) through (d), then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         If Kingery violates any of the covenants contained in this Section 6, then the Company's obligation to make any payments to Kingery otherwise due him under this Agreement shall immediately cease. In addition, Kingery acknowledges that any material breach of his covenants contained in this
Section 6 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

         7.      TERMINATION.

                 (a) Death or Disability. If Kingery should die or become physically or mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Company), which event shall result in the termination of Kingery's employment with the Company, the Company shall continue to pay Kingery's current base salary (less the amount of any disability benefit payments paid or payable to Kingery during such period from disability benefits





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maintained and paid for by the Company) for the balance of the calendar year in which such death or disability occurs, but in no event for less than one hundred eighty (180) days, plus any bonus payments which have fully accrued at the date of termination pursuant to this Section 7(a). In addition, in the event of disability, Kingery's participation in any medical, health, accident, disability, death, life insurance or similar plan in which Kingery was participating immediately prior to termination shall continue for the period in which payments are being made under this Section at the Company's expense (subject to any normal employee contributions, if any), although any continuation of health coverage shall count toward the "COBRA" continuation of coverage period. The payments to be made under this Section shall be made to Kingery, or in the event of Kingery's death, to such beneficiary as Kingery may designate in writing to the Company for that purpose, or if Kingery has not so designated, then to the spouse of the Kingery, or if none is surviving, then to the personal representative of the estate of Kingery. This Section shall not be effective after any Termination pursuant to Section 7(b) or (c).

                 (b) Termination for Cause. The Company shall have the right to terminate this Agreement for "Cause" upon prior written notice if, in the reasonable determination of the Company, Kingery has engaged in misconduct so as to constitute "Cause." For purposes of this Agreement, such misconduct shall be defined as:

                          (i) Kingery's failure or refusal, after written notice thereof, to perform specific directives approved by a majority of the Board of Directors which are consistent with the scope and nature of Kingery's duties and responsibilities as Chief Executive Officer of the Company;

                          (ii) Dishonesty of Kingery which directly or indirectly has a materially adverse affect on the Company;





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                          (iii)      Habitual drunkenness or use of drugs which
                                     interferes with the  performance of
                                     Kingery's duties and obligations under
                                     this Agreement;

                          (iv) Kingery's conviction of a felony or of any crime involving moral turpitude, fraud, defalcation, or misrepresentation;

                          (v) Any gross or willful misconduct of Employee resulting in substantial loss to the Company or substantial damages to the Company's reputation;

                          (vi)       Any breach of Kingery's covenants
                                     contained in Sections 6(a) through (d)
                                     hereof.

         If this Agreement is terminated for Cause pursuant to this Section 7(b), the Company shall have no further obligations to Kingery under this Agreement. However, Kingery's covenants under Section 6 hereof shall remain in full force and effect.

                 (c) Termination by Company. If the Company terminates the employment of Kingery for any reason other than as specified in Sections 7(a) or 7(b), Kingery shall be entitled to the following liquidated damages:
(i) an amount equal to base salary for the remainder of the current Term and
(ii) any bonus payable hereunder which is fully accrued at the time of termination. No prorated bonus shall be payable for the year in which termination occurs if Kingery is not in the active employ of the Company on the last day of the Company's fiscal year.

                 (d) Termination by Kingery. If Kingery voluntarily terminates his employment prior to the expiration of the Term of this Agreement, this Agreement shall terminate forthwith and all obligations of each party to the other shall terminate immediately, other than the Company's obligation to pay base salary accrued to the date of termination.

         8. RESIGNATION AS DIRECTOR. In any instance where Kingery ceases to be an employee of the Company, no matter what the





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reason, Kingery hereby agrees that he shall simultaneously submit his resignation as a member of the Board in writing on or before the date he ceases to be an employee of the Company. If Kingery fails or neglects to submit such resignation in writing, this Section 8 may be deemed by the Company to constitute Kingery's written resignation as a member of the Board effective on the same date that Kingery ceases to be an employee of the Company.

         9. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         10. FACILITY OF PAYMENT. If the Company shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or is a minor, or has died, then the Company, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by said Board to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Board may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

         11. NON-ALIENATION OF BENEFITS. Except insofar as applicable law may otherwise require, no amount payable to or in respect of Kingery at any time under the Agreement shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; provided, however, that nothing in this Section 11 shall preclude Kingery from designating a beneficiary or beneficiaries to receive any benefit on his death.





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         12.     SEVERABILITY.  If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

         13. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

         14. NOTICES. Any notice required or permitted to be given under this Agreement shall he in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to Kingery, at his address set forth below, and if to the Company, c/o Chairman, Wireless Broadcasting Systems of America, Inc., c/o Rosemarie Buntrock, 3003 Butterfield Rd., Oakbrook, IL 60521, with a copy to Peer Pedersen, c/o Pedersen & Houpt, 161 North Clark Street, Chicago, Illinois 60601.

         15. ASSIGNMENT. Kingery may not assign his obligations hereunder. The rights of Kingery and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

         16.     MISCELLANEOUS.

                 (a) This Agreement shall be subject to and governed by the laws of the State of Delaware.





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                 (b)  Failure to insist upon strict compliance with any
provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

                 (c) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.


                              By  /s/ William W. Kingery, Jr
                                 -------------------------------------------

                                      William W. Kingery, Jr, President
                                 -------------------------------------------


                                           /s/ William Kingery
                                           ---------------------------------
                              Name:            William Kingery
                              Address:         312 Quito Place
                                               Castle Rock, Colorado  80104





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